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Exhibit 2.6

For Ministry Use Only	Ontario Coporation Number 1
A Pusage exclusif du ministere	Numero de la societe en Ontario
of
Consumer and Ontario Commercial Rotations CERTIFICATE This is to certify that these articles are effective on December, 0.4, 1997 Director	la Consommation rat du Commerce CERTIFICAT Ceci cenifie que les presents statuts entrent en vigeur le Decembre, 0.4., 1997 Directeur
Form	1.	The name of the corporation is:	Denomination sociale de la societe:
Business	2.	The address of the registered office:	Adresse du siege social:
Corporations
Act		#4-6810 Kitimat Rd
Lor sur les		(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
societes par		(Rue et numero ou numero de la R. R. et, s'il s agrt d'un edifice à bureaux, numero du bureau)
actions		Mississaucfa, Ontario		IL15IN15IM72
		(Name of Municipality or Post Office)		(Postal Code)
		(Nom de la municipalite ou ou bureau de poste)		(Code postal)
	3.	Number (or minimum and maximum number) Nombre (ou nombres minimal et maximal)
		of directors is:	d'administrateurs:
Minimum 1 and maximum 10
	4.	The first director(s) is/are:	Premier(s) administrateur(s):
			Residence address, giving street & No. or R.R. No. or municipality and postal code	Resident Canadian
		First name, initials and surname Prenom, initiates, et nom de famille	Adresse personnelle, y compris la rue et le numero, le State Yes or No numero de la R.R. ou, ie nom de la munici palite et le Resident canadien code postal	Oui/No
		Darrell Reid	30 Bernice Cres. Toronto, Ontario M6N 1W6	Yes

5.	Restrictions, if any, on business the Corporation may carry on or on powers the corporation
Limites, s'il y a lieu imposees aux activities com- 2 merciales ou aux pouvoirs de la societe:
6.	The classes and any maximum number of shares that the corporation is authorized to issue:	Categories et nombre maximal, s'il y a lieu d'actions que la societe est autorisee a emettre:
The corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares
7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares
Droits, privileges, restrictions et conditions, s'il y a
a lieu, rattaches a cheque categorie d'actions et pouvoirs des administrateurs relatifs a cheque categorie d'acfions qui peut etre emise en series
Not applicable
8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:		L'emission, le translert ou la propriete d'actions 4 est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:
The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:
(a)
the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or
(b)
the approval of the holders of at least a majority of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares
9.	Other provisions, if any, are:		Autres dispositions, s'il y a lieu:
	1.	(a)
The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and
		(b)	any invitation to the public to subscribe for securities of the Corporation is prohibited.
	2.	In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may without authorization of the shareholders:
		(a)	borrow money upon the credit of the Corporation;
		(b)	issue, re-issue, sell or pledge debt obligations of the Corporation; and

(c)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation.
10.	The name and addresses of the incorporators are:	Nom et adresse des tondateurs:
First name, initials and surname or corporate name Prenom, initiale et nom de famille ou denomina- sociale
Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Adresse personnelle au complet, adresse du siege social ou adresse de 1'etablissement principal, y compris la rue et le numero de la R.R., le nom de la municipalite et le code postal

Darrell Reid		30 Bernice Cres. Toronto, Ontario M6N 1W6

These articles are signed in duplicate.		Les presents statuts sont signes en double exemplaire.
Signatures of Incorporators (Signatures des tondateurs) Darrell Reid

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  Exhibit 2.6